Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

El Pollo Loco Holdings, Inc.

Costa Mesa, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197698) of El Pollo Loco Holdings, Inc. of our reports dated March 15, 2021, relating to the consolidated financial statements and the effectiveness of El Pollo Loco Holdings, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Costa Mesa, California

March 15, 2021